UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2012

The ADT Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35502	45-4517261
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1501 Yamato Road

Boca Raton, Florida 33431

(Address of Principal Executive Offices, including Zip Code)

(561) 988-3600

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 6, 2012, the board of directors of The ADT Corporation (the “Company”) approved and adopted amendments to, and restated, the Company’s Amended and Restated By-laws (the “By-laws”), effective as of the same date. Article II, Section 2.03(A)(2) of the By-laws, relating to the advance notice required for nominations or business to be properly brought before an annual meeting by a stockholder was amended to provide that, for purposes of determining the advance notice deadline for the Company’s 2013 annual meeting of stockholders, the preceding year’s annual meeting of stockholders will be deemed to have occurred on March 18, 2012 instead of March 7, 2012. As a result, the corresponding deadline for such advance notice is now December 18, 2012.

A copy of the By-laws is attached hereto as an Exhibit 3.2 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.2	Amended and Restated By-laws of The ADT Corporation, dated December 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 6, 2012	THE ADT CORPORATION

	By:	/s/ N. David Bleisch
Name: N. David Bleisch
Title: Senior Vice President, General Counsel and Corporate Secretary